Exhibit 99.1

NEWS RELEASE
For Immediate Release:
February 27, 2023
Sterling Reports Record Fourth Quarter and Full Year 2022 Results
Provides 2023 Full Year Guidance
THE WOODLANDS, TX – February 27, 2023 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the fourth quarter and full year 2022 and provided full year 2023 guidance.
Fourth Quarter 2022 Results (compared with prior year period)
(The financial information herein is from continuing operations unless otherwise noted)
•Revenues of $448.6 million, an increase of 26%
•Gross margin of 15.4%, an increase from 14.8%
•Net Income was $20.2 million, or $0.66 per diluted share, an increase of 80% and 74%, respectively
•EBITDA(1) of $49.9 million, an increase of 78%; Adjusted EBITDA(1) of $50.1 million, an increase of 58%
•Cash flows from operations(2) of $88.5 million and $219.1 million for the fourth quarter and year ended December 31, 2022, respectively
•Cash and Cash Equivalents totaled $181.5 million at December 31, 2022
•Backlog at December 31, 2022 was $1.41 billion, an increase of 7% over December 31, 2021
•Combined backlog(3) at December 31, 2022 was $1.69 billion, an increase of 25% over December 31, 2021
Continuing Operations–For the full year ended December 31, 2022, the Company reported net income of $96.7 million, or $3.16 per diluted share, versus $61.5 million, or $2.11 per diluted share, for 2021. Revenue increased by 25% over 2021. EBITDA(1) increased 51% to $208.7 million in 2022, versus $138.1 million in 2021. Adjusted EBITDA(1) increased 49% to $209.5 million in 2022, versus $140.9 million in 2021.
Discontinued Operations–For the full year ended December 31, 2022, the Company reported net income of $9.7 million, or $0.32 per diluted share, versus $1.2 million, or $0.04 per diluted share, for 2021. The increase was primarily driven by a pretax gain of $16.7 million, as the result of the disposition of the Company’s 50% ownership interest in its partnership with Myers & Sons Construction L.P.
For the full year ended December 31, 2022, the Company reported net income attributable to Sterling common stockholders(2) of $106.5 million, or $3.48 per diluted share, versus $62.6 million, or $2.15 per diluted share, for 2021.
CEO Remarks and Outlook
“2022 marked another year of significant progress in transforming the company into a leading Infrastructure Service Provider. During a time of increased inflation and supply chain disruptions, our team’s ability to grow revenue 25% and improve margins 110 basis points over the prior year is truly amazing,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“Our E-Infrastructure Solutions segment delivered remarkable top-line growth of 93% compared to the prior year and remained our largest revenue, fastest-growing and highest-margin segment. E-Infrastructure organic growth was 31% while 62% was from the acquisition of Petillo. In our Building Solutions and Transportation Solutions segments we saw
(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes. The Company defines Adjusted EBITDA as EBITDA excluding the impact of the net gain on extinguishment of debt and acquisition related costs. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.
(2) Includes both Continuing and Discontinued Operations.
(3) Combined Backlog includes Unsigned Low-bid Awards of $275.0 million and $22.5 million at December 31, 2022 and December 31, 2021, respectively.

slower growth but significant operating income improvements. In Building Solutions, our operating income improved 13% and in Transportation Solutions, our operating income improved 34%,” continued Mr. Cutillo.
“We enter 2023 stronger than ever. With our record backlog and strong demand in E-Infrastructure and Transportation Solutions, we are confident in our ability to deliver another year of record earnings and value to our customers and investors,” Mr. Cutillo concluded.
Full Year 2023 Guidance:
•Revenue of $1.9 billion to $2.0 billion
•Net Income of $104 million to $110 million
•EPS of $3.33 to $3.53
•EBITDA(1) of $220 million to $235 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, February 28, 2023 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States (the “U.S.”), primarily across the Southern, Northeastern and Mid-Atlantic U.S., the Rocky Mountain States, and Hawaii, as well as other areas with strategic construction opportunities. E-Infrastructure Solutions projects include advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense and taxes. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Continuing Operations:
Revenues	$448,607	$355,375	$1,769,436	$1,414,374
Cost of revenues	(379,641)	(302,863)	(1,494,869)	(1,210,842)
Gross profit	68,966	52,512	274,567	203,532
General and administrative expense	(23,104)	(22,971)	(86,480)	(69,153)
Intangible asset amortization	(3,509)	(2,866)	(14,100)	(11,464)
Acquisition related costs	(265)	(3,877)	(827)	(3,877)
Other operating expense, net	(5,045)	(2,740)	(13,290)	(12,027)
Operating income	37,043	20,058	159,870	107,011
Interest income	684	12	885	45
Interest expense	(6,329)	(3,675)	(20,591)	(19,311)
Gain on extinguishment of debt, net	—	—	—	1,064
Income before income taxes	31,398	16,395	140,164	88,809
Income tax expense	(10,741)	(4,552)	(41,707)	(24,874)
Net income, including noncontrolling interests	20,657	11,843	98,457	63,935
Less: Net income attributable to noncontrolling interests	(424)	(573)	(1,740)	(2,478)
Net income from Continuing Operations	$20,233	$11,270	$96,717	$61,457

Discontinued Operations:
Pretax (loss) income	$(1,561)	$(289)	$(4,848)	$1,214
Pretax gain on disposition	16,687	—	16,687	—
Income tax expense	(3,634)	(73)	(2,095)	(26)
Net income (loss) from Discontinued Operations	$11,492	$(362)	$9,744	$1,188

Net income attributable to Sterling common stockholders	$31,725	$10,908	$106,461	$62,645

Net income per share from Continuing Operations:
Basic	$0.67	$0.39	$3.20	$2.15
Diluted	$0.66	$0.38	$3.16	$2.11

Net income (loss) per share from Discontinued Operations:
Basic	$0.38	$(0.01)	$0.32	$0.04
Diluted	$0.37	$(0.01)	$0.32	$0.04

Net income per share attributable to Sterling common stockholders:
Basic	$1.05	$0.38	$3.53	$2.19
Diluted	$1.03	$0.37	$3.48	$2.15

Weighted average common shares outstanding:
Basic	30,324	28,818	30,199	28,600
Diluted	30,739	29,756	30,564	29,101

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
Revenues	2022	% of Revenue	2021	% of Revenue	2022	% of Revenue	2021	% of Revenue
E-Infrastructure Solutions	$247,272	55%	$127,183	36%	$905,277	51%	$468,784	33%
Transportation Solutions	126,545	28%	149,517	42%	542,550	31%	628,190	45%
Building Solutions	74,790	17%	78,675	22%	321,609	18%	317,400	22%
Total Revenues	$448,607		$355,375		$1,769,436		$1,414,374

Operating Income (Loss)
E-Infrastructure Solutions	$29,811	12.1%	$18,734	14.7%	$121,453	13.4%	$80,478	17.2%
Transportation Solutions	5,070	4.0%	4,238	2.8%	26,623	4.9%	19,888	3.2%
Building Solutions	8,260	11.0%	9,175	11.7%	36,693	11.4%	32,564	10.3%
Segment Operating Income	43,141	9.6%	32,147	9.0%	184,769	10.4%	132,930	9.4%
Corporate	(5,833)		(8,212)		(24,072)		(22,042)
Acquisition Related Costs	(265)		(3,877)		(827)		(3,877)
Total Continued Operating Income	$37,043	8.3%	$20,058	5.6%	$159,870	9.0%	$107,011	7.6%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$181,544	$60,945
Accounts receivable	262,646	200,185
Contract assets	109,803	75,796
Receivables from and equity in construction joint ventures	14,122	9,839
Current assets of Discontinued Operations	—	71,886
Other current assets	29,139	16,040
Total current assets	597,254	434,691
Property and equipment, net	215,482	193,896
Operating lease right-of-use assets, net	59,415	19,473
Goodwill	262,692	258,290
Other intangibles, net	299,123	303,223
Non-current assets of Discontinued Operations	—	20,746
Other non-current assets, net	7,654	4,455
Total assets	$1,441,620	$1,234,774
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$121,887	$112,746
Contract liabilities	239,297	118,672
Current maturities of long-term debt	32,610	23,373
Current portion of long-term lease obligations	19,715	6,557
Accrued compensation	24,136	20,415
Current liabilities of Discontinued Operations	—	51,914
Other current liabilities	8,966	18,083
Total current liabilities	446,611	351,760
Long-term debt	398,735	428,507
Long-term lease obligations	40,103	13,068
Members’ interest subject to mandatory redemption and undistributed earnings	21,597	19,322
Deferred tax liability, net	51,659	18,434
Long-term liabilities of Discontinued Operations	—	38,637
Other long-term liabilities	5,116	4,819
Total liabilities	963,821	874,547
Stockholders’ equity:
Common stock	306	298
Additional paid in capital	287,914	280,274
Retained earnings	186,379	79,918
Accumulated other comprehensive loss	—	(1,723)
Total Sterling stockholders’ equity	474,599	358,767
Noncontrolling interests	3,200	1,460
Total stockholders’ equity	477,799	360,227
Total liabilities and stockholders’ equity	$1,441,620	$1,234,774

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$108,201	$65,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,066	34,201
Amortization of debt issuance costs and non-cash interest	2,136	2,242
Gain on disposal of property and equipment	(2,637)	(1,396)
Gain on debt extinguishment, net	(2,428)	(2,032)
Gain on disposition of Myers	(16,687)	—
Deferred taxes	36,492	21,428
Stock-based compensation	12,726	11,771
Change in fair value of interest rate swap	(203)	(32)
Changes in operating assets and liabilities	29,450	27,627
Net cash provided by operating activities	219,116	158,932
Cash flows from investing activities:
Acquisitions, net of cash acquired	(18,004)	(180,911)
Disposition, net of cash disposed	(15,789)	—
Capital expenditures	(60,909)	(46,651)
Proceeds from sale of property and equipment	4,947	4,113
Net cash used in investing activities	(89,755)	(223,449)
Cash flows from financing activities:
Cash received from credit facility	—	140,000
Repayments of debt	(23,373)	(48,273)
Distributions to noncontrolling interest owners	—	(2,477)
Withholding taxes paid on net share settlement of equity awards	(9,416)	(7,338)
Debt issuance costs	—	(1,340)
Other	—	(4)
Net cash used in financing activities	(32,789)	80,568
Net change in cash, cash equivalents, and restricted cash	96,572	16,051
Cash, cash equivalents and restricted cash at beginning of period	88,693	72,642
Cash, cash equivalents and restricted cash at end of period	185,265	88,693
Less: restricted cash (other current assets) - Continuing Operations	(3,721)	(3,821)
Less: cash, cash equivalents and restricted cash - Discontinued Operations	—	(23,927)
Cash and cash equivalents at end of period - Continuing Operations	$181,544	$60,945

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2022, 2021 and 2020 quarterly revenue and income from operations by segment adjusted to conform to our 2022 continuing operations presentation:

	2022 Quarters Ended (unaudited)
Revenues	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$168,927	$233,548	$255,530	$247,272	$905,277
Transportation Solutions	116,141	142,640	157,224	126,545	542,550
Building Solutions	80,894	85,639	80,286	74,790	321,609
Revenues	$365,962	$461,827	$493,040	$448,607	$1,769,436

Operating Income (Loss)
E-Infrastructure Solutions	$21,285	$32,824	$37,533	$29,811	$121,453
Transportation Solutions	4,443	7,410	9,700	5,070	26,623
Building Solutions	9,358	9,751	9,324	8,260	36,693
Segment Operating Income	35,086	49,985	56,557	43,141	184,769
Corporate	(5,468)	(5,766)	(7,005)	(5,833)	(24,072)
Acquisition related costs	(255)	(230)	(77)	(265)	(827)
Operating Income	$29,363	$43,989	$49,475	$37,043	$159,870

	2021 Quarters Ended (unaudited)
Revenues	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$96,572	$123,743	$121,286	$127,183	$468,784
Transportation Solutions	119,097	160,017	199,559	149,517	628,190
Building Solutions	71,690	74,769	92,266	78,675	317,400
Revenues	$287,359	$358,529	$413,111	$355,375	$1,414,374

Operating Income (Loss)
E-Infrastructure Solutions	$17,812	$24,714	$19,218	$18,734	$80,478
Transportation Solutions	2,300	4,414	8,936	4,238	19,888
Building Solutions	7,361	6,790	9,238	9,175	32,564
Segment Operating Income	27,473	35,918	37,392	32,147	132,930
Corporate	(5,044)	(3,404)	(5,382)	(8,212)	(22,042)
Acquisition related costs	—	—	—	(3,877)	(3,877)
Operating Income	$22,429	$32,514	$32,010	$20,058	$107,011

	2020 Quarters Ended (unaudited)
Revenues	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$78,574	$103,310	$114,961	$100,408	$397,253
Transportation Solutions	108,924	168,413	143,512	132,301	553,150
Building Solutions	64,828	73,951	67,419	70,137	276,335
Revenues	$252,326	$345,674	$325,892	$302,846	$1,226,738

Operating Income (Loss)
E-Infrastructure Solutions	$13,630	$23,573	$22,416	$16,903	$76,522
Transportation Solutions	(1,387)	6,739	3,714	2,932	11,998
Building Solutions	7,438	8,950	7,687	6,366	30,441
Segment Operating Income	19,681	39,262	33,817	26,201	118,961
Corporate	(7,195)	(6,589)	(5,529)	(6,007)	(25,320)
Acquisition related costs	(473)	(139)	(401)	(13)	(1,026)
Operating Income	$12,013	$32,534	$27,887	$20,181	$92,615

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income from Continuing Operations	$20,233	$11,270	$96,717	$61,457
Depreciation and amortization	13,253	8,456	50,575	32,503
Interest expense, net of interest income	5,645	3,663	19,706	19,266
Income tax expense	10,741	4,552	41,707	24,874
EBITDA from Continuing Operations (1)	49,872	27,941	208,705	138,100
Gain on extinguishment of debt, net	—	—	—	(1,064)
Acquisition related costs	265	3,877	827	3,877
Adjusted EBITDA from Continuing Operations (2)	$50,137	$31,818	$209,532	$140,913

(1) The Company defines EBITDA as GAAP net income from Continuing Operations, adjusted for depreciation and amortization, net interest expense and taxes.

(2) Adjusted EBITDA excludes the impact of the net gain on extinguishment of debt and acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2023 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$104	$110
Depreciation and amortization	55	59
Interest expense, net of interest income	21	24
Income tax expense	40	42
EBITDA (1)	$220	$235

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.